Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

PGI Reports Second Quarter 2013 Results

For Immediate Release

Wednesday, August 7, 2013

Charlotte, N.C. --- Polymer Group, Inc. (“PGI” or the “Company”) reported results of operations for the second quarter and six months ended June 29, 2013.

Second Quarter 2013 Highlights:

•	Sequential Profit Increase Driven by Favorable Raw Material Environment and Improved Fundamentals

◦	Favorable trends in Asia and improvement in the Americas complemented by stabilization in key end markets in Europe.

◦	Higher net spreads amidst favorable raw material trends.

◦	2012 cost improvement initiatives providing positive impacts on results.

◦	Focused on economic leadership and leveraging growth in all segments.

•	Revenue Increases on Strength of Asia and Benefits from Growth Investments

◦	Net sales for the second quarter of 2013 were $291.5 million compared with $296.2 million for the second quarter of 2012 and $287.1 million for the first quarter of 2013.

◦	Net sales in Asia increased 16.4% compared with the prior year primarily driven by the Healthcare market. Installation of new hygiene manufacturing line completed in May 2013.

◦
Net sales in Europe decreased 4.0% compared with the prior year as underlying demand stabilized in industrial markets, offset by reductions in the Hygiene market. Lower volumes and reduced selling prices in the Americas reduced segment net sales by 3.7%.

•	Profitability Up on Lower Raw Materials and Cost Improvement Initiatives

◦	Gross profit was $50.4 million during the second quarter of 2013 compared with $46.4 million in the prior year and $45.9 million in the first quarter of 2013.

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PGI Reports 2Q 2013 Results

◦	Improvement in profitability was primarily driven by higher net spreads as well as reduced labor costs from the positive benefits of 2012 cost reduction initiatives.

PGI’s Chief Executive Officer, J. Joel Hackney Jr., stated, “The solid business fundamentals we have cited for some time were once again evident in the sequential improvement in revenue and profitability. Our strategy is to maintain economic leadership and leverage the growth in all segments, and I'm pleased with the execution and commitment demonstrated across our global platform. We have sustained momentum from favorable demand trends in Asia and stabilization in several end markets in the Americas and Europe, as well as the incremental contributions from our previous growth investments, amidst the challenges from raw material volatility and the competitive environment. As we accelerate the product growth strategies in each segment, we expect further leveraging of our previous cost improvement initiatives."

SECOND QUARTER 2013 RESULTS

Net sales were $291.5 million for the second quarter of 2013 compared with $296.2 million for the second quarter of 2012. The decrease in net sales was primarily driven by lower net selling prices of $3.2 million, primarily in the Americas and Europe, reflecting raw material trends and a competitive pricing environment. The decrease was partially offset by favorable foreign currency impacts of $1.2 million resulting from higher translation of sales generated in foreign jurisdictions, particularly in Europe and Asia.

Overall volume in the Nonwoven segments decreased $0.2 million, compared with the three months ended June 30, 2012. Incremental growth of $5.7 million in Asia was primarily driven by higher volumes sold in the Healthcare market from the new spunmelt line installed in 2011. In addition, we completed the installation of our manufacturing line in May 2013, which will provide additional capacity in the Hygiene market in Asia. Volumes were lower in the Americas and Europe, impacting sales by $5.9 million, a result of an increased competitive environment and certain inventory and market-based adjustments within the hygiene customer base. However, the volume reduction was partially offset by increased sales of wipes and industrial products as demand increased with overall markets. In addition, net sales in our Oriented Polymers segment decreased $1.5 million due to lower demand in the industrial markets partially offset by improved pricing.

Gross profit was $50.4 million for the second quarter of 2013 compared with $46.4 million for the second quarter of 2012. As a result, gross profit as a percentage of net sales increased to 17.3% from 15.7% for the respective periods. The increase in gross profit was primarily driven by higher net spreads (the difference between the change in raw material costs and selling prices) of $6.5 million. In addition, our new spunmelt lines in Asia, as well as improved manufacturing efficiencies, contributed incremental gross profit during the quarter. However, gross profit was impacted by higher manufacturing costs primarily associated with certain volume-related manufacturing inefficiencies, particularly in the Americas. These costs were partially offset by the positive benefits of our cost improvement initiatives implemented during 2012.

Selling, general and administrative expenses were $39.4 million for the second quarter of 2013 compared with $35.2 million for the second quarter of 2012. As a result, selling, general and administrative expenses as a percentage of net sales increased to 13.5% from 11.9% for the respective periods. The year-over-year increase was primarily driven by $3.9 million of expenses related to the announced retirement of our Chief Executive Officer, and simultaneous appointment of her successor. In addition, we recorded $1.4 million of non-cash stock-based compensation expense. Combined, theses costs had a 180 basis point impact on selling, general and administrative expenses. Other factors that contributed to the increase included our utilization of a third-party provider for information system

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PGI Reports 2Q 2013 Results

support as well as the reimbursement of out-of-pocket expenses in connection with our management services agreement with Blackstone. In addition, shipping and handling costs increased as activity between regions increased with the ramp up of certain new products. However, these amounts were more than offset by a reduction in employee-related expenses such as salaries, benefits and short-term compensation; the results of cost reduction initiatives implemented during 2012.

Special charges were $1.7 million for the second quarter of 2013 and included $1.0 million related to restructuring and plant realignment costs, in addition to other cost-reduction initiatives. Special charges were $8.8 million for the second quarter of 2012 and included $7.4 million related to our internal redesign and restructuring of global operations initiative.

Operating income for the second quarter of 2013 was $8.3 million compared with $2.6 million for the second quarter of 2012 and $9.4 million for the first quarter of 2012. The overall increase in operating income was primarily driven by higher net spreads. The Company reported a net loss of $7.9 million for the second quarter of 2013 compared with a net loss of $12.1 million for the second quarter of 2012 and a net loss of $6.2 million for the first quarter of 2013.

Adjusted EBITDA for the second quarter of 2013 was $34.7 million compared with $29.1 million for the second quarter of 2012 and $29.0 million for the first quarter of 2013. Adjusted EBITDA, a non-GAAP financial measure, is defined and reconciled to net income below.

SIX MONTHS ENDED JUNE 29, 2013 RESULTS

Net sales for the six months ended June 29, 2013 were $578.6 million compared with $591.4 million for the six months ended June 30, 2012. The decrease in net sales was primarily driven by lower net selling prices of $10.8 million in the Americas, reflecting raw material trends and a competitive pricing environment. These impacts were partially offset by higher net selling prices in Europe and Asia. In addition, favorable foreign currency impacts of $1.8 million resulted in higher translation of sales generated in foreign jurisdictions, particularly in Europe and Asia.

Overall volume in the Nonwovens segments decreased $3.3 million, compared with the six months ended June 30, 2012. Incremental growth of $7.1 million in Asia was primarily driven by higher volumes sold in the Healthcare market from the new spunmelt line installed in 2011. In addition, we completed the installation of our manufacturing line in May 2013, which will provide additional capacity in the Hygiene market in Asia. Volumes were lower in the Americas and Europe, impacting sales by $10.4 million, a result of an increased competitive environment and certain inventory and market-based adjustments within the hygiene customer base. However, the volume reduction was partially offset by increased sales of wipes and industrial products as demand increased with overall markets. Net sales in our Oriented Polymers segment decreased $0.8 million due to lower demand in the industrial markets partially offset by improved pricing.

Gross profit was $96.3 million for the six months ended June 29, 2013 compared with $99.6 million for the six months ended June 30, 2012. The decrease in gross profit was primarily driven by lower net selling prices, reflecting raw material trends and a competitive pricing environment, particularly in the Americas. However, these amounts were partially offset by overall volume and price increases in Asia. Manufacturing benefits during the period included lower raw material costs compared with the six months ended June 30, 2012. In addition, we continue to realize the positive benefits of our cost improvement initiatives implemented during 2012. These cost reductions were partially offset by increased manufacturing costs primarily associated with certain volume-related manufacturing inefficiencies, particularly in the Americas. As a result, gross profit as a percentage of net sales for

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PGI Reports 2Q 2013 Results

the six months ending June 29, 2013 decreased to 16.6% from 16.8% for the six months ended June 30, 2012.

Selling, general and administrative expenses were $73.7 million for the six months ended June 29, 2013 compared with $69.3 million for the six months ended June 30, 2012. As a result, selling, general and administrative expenses as a percentage of net sales increased to 12.7% from 11.7% for the respective periods. The year-over-year increase was primarily driven by $3.9 million of expenses related to the announced retirement of our Chief Executive Officer, and simultaneous appointment of her successor. In addition, we recorded $1.4 million of non-cash stock-based compensation expense. Combined, theses costs had a 90 basis point impact on selling, general and administrative expenses. Other factors that contributed to the increase included our utilization of a third-party provider for information system support as well as the reimbursement of out-of-pocket expenses in connection with our management services agreement with Blackstone. In addition, shipping and handling costs increased as activity between regions increased with the ramp up of certain new products. However, these amounts were more than offset by a reduction in employee-related expenses such as salaries, benefits and short-term compensation; the results of cost reduction initiatives implemented during 2012.

Special charges were $3.5 million for the six months ended June 29, 2013. Included in this amount was $1.9 million related to our internal redesign and restructuring of global operations initiative, $1.1 million of restructuring and plant realignment costs, as well as other charges for cost-reduction initiatives. Special charges were $11.2 million for the six months ended June 30, 2012 and included $8.1 million related to our internal redesign and restructuring of global operations initiative and $1.0 related to restructuring and plant realignment costs.

Operating income for the six months ended June 29, 2013 was $17.7 million compared with $19.6 million for the six months ended June 30, 2012. The overall decrease in operating income was primarily driven by lower net spreads in the first quarter of 2013, partially offset by higher net spreads in the second quarter of 2013. The Company reported a net loss of $14.1 million for the six months ended June 29, 2013 compared with a net loss of $12.4 million for the six months ended June 30, 2012.

Adjusted EBITDA for the six months ended June 29, 2013 was $63.7 million compared with $65.9 million for the six months ended June 30, 2012. Adjusted EBITDA, a non-GAAP financial measure, is defined and reconciled to net income below.

FINANCIAL METRICS

Net debt (defined as total debt less cash balances) as of June 29, 2013 was $530.4 million compared with $501.8 million as of December 29, 2012. Capital expenditures for the six months ended June 29, 2013 were $26.5 million. Operating working capital (defined as accounts receivable plus inventories less trade accounts payable and accrued liabilities) was $31.1 million as of June 29, 2013, or 2.7% of net sales, compared with $29.6 million as of December 29, 2012, or 2.7% of net sales.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA (as defined below) is used in this release as a “non-GAAP financial measure,” which is a measure of the company’s financial performance that is different from measures calculated and presented in accordance with GAAP within the meaning of applicable Securities and Exchange Commission rules. A non-GAAP financial measure, such as EBITDA or Adjusted EBITDA, should not be viewed as an alternative to GAAP measures of performance such as (1) net income determined

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PGI Reports 2Q 2013 Results

in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. The calculation of Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

As defined in the company’s indenture and credit agreements, Adjusted EBITDA is generally calculated as net income (loss) before interest expense, income and franchise taxes and depreciation and amortization, further adjusted to exclude the effects of currency and certain unusual, non-cash, non-recurring and other items permitted in calculating covenant compliance under the indenture governing the Senior Secured Notes and the credit agreement governing our ABL facility. With certain exceptions, it is also generally consistent with the metric used by management as a performance measurement for certain performance-based incentive compensation plans. In addition, the company considers Adjusted EBITDA an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.

Polymer Group, Inc. is a global, technology-driven developer, producer and marketer of engineered materials, and one of the world's leading producers of nonwovens. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 13 manufacturing and converting facilities in 9 countries throughout the world.

EARNINGS CONFERENCE CALL

PGI will conduct an investor conference call, including presentation slides, starting at 10:30 a.m. ET on Thursday, August 8, 2013. A live webcast of the conference call and presentation material can be accessed by visiting PGI's investor relations website at www.polymergroupinc.com. The number to call for the live interactive teleconference is (877) 474-9506 or (857) 244-7559 and entering the passcode, 22595809. A replay of the conference call will be available until August 15, 2013, by dialing (888) 286-8010 or (617) 801-6888 and entering the passcode, 12347315. Shortly after the conclusion of the conference call, a webcast replay will be made available at www.polymergroupinc.com.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward‑looking statements speak only as of the date of this release. Important factors that could cause actual results to differ materially from those discussed in such forward‑looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; substantial debt levels and potential inability to maintain sufficient liquidity to finance our operations and make necessary capital expenditures; the ability to meet existing debt covenants or obtain necessary waivers; achievement of objectives for strategic acquisitions and dispositions; the ability to achieve successful or timely start-up of new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in environmental laws and regulations, including climate change-related legislation and regulation. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the

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PGI Reports 2Q 2013 Results

Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

For further information, please contact:
Dennis Norman
Chief Financial Officer
(704) 697-5186
normand@pginw.com

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PGI Reports 2Q 2013 Results

POLYMER GROUP, INC.
Consolidated Statements of Operations
(In Thousands)

Unaudited

	Three Months Ended June 29, 2013	Three Months Ended March 30, 2013	Three Months Ended June 30, 2012

Net sales	$291,538	$287,082	$296,244
Cost of goods sold	(241,148)	(241,216)	(249,825)
Gross profit	50,390	45,866	46,419
Selling, general and administrative expenses	(39,371)	(34,342)	(35,180)
Special charges, net	(1,750)	(1,804)	(8,753)
Other operating, net	(964)	(340)	159
Operating income (loss)	8,305	9,380	2,645
Other income (expense):
Interest expense	(12,323)	(12,084)	(12,738)
Foreign currency and other, net	(900)	(1,420)	(3,160)
Income (loss) before income taxes	(4,918)	(4,124)	(13,253)
Income tax (provision) benefit	(2,988)	(2,103)	1,159
Net income (loss)	$(7,906)	$(6,227)	$(12,094)

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PGI Reports 2Q 2013 Results

POLYMER GROUP, INC.
Consolidated Statements of Operations
(In Thousands)

Unaudited

	Six Months Ended June 29, 2013	Six Months Ended June 30, 2012

Net sales	$578,620	$591,415
Cost of goods sold	(482,364)	(491,809)
Gross profit	96,256	99,606
Selling, general and administrative expenses	(73,713)	(69,310)
Special charges, net	(3,554)	(11,172)
Other operating, net	(1,304)	519
Operating income (loss)	17,685	19,643
Other income (expense):
Interest expense	(24,407)	(25,587)
Foreign currency and other, net	(2,320)	(3,097)
Income (loss) before income taxes	(9,042)	(9,041)
Income tax (provision) benefit	(5,091)	(3,318)
Net income (loss)	$(14,133)	$(12,359)

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PGI Reports 2Q 2013 Results

POLYMER GROUP, INC.
Condensed Consolidated Balance Sheets
(In Thousands)

Unaudited

	June 29,	December 29,
	2013	2012

ASSETS

Current assets:
Cash and cash equivalents	$80,471	$97,879
Accounts receivable, net	144,192	131,569
Inventories, net	97,769	94,964
Other current assets	44,725	37,246
Total current assets	367,157	361,658

Property, plant and equipment, net	478,598	479,169
Goodwill and intangible assets, net	155,373	156,271
Other noncurrent assets	26,169	24,971
Total assets	$1,027,297	$1,022,069

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$210,864	$196,905
Current portion of long-term debt and short-term borrowings	21,639	20,290
Other current liabilities	2,955	4,320
Total current liabilities	235,458	221,515

Long-term debt	589,247	579,399
Other noncurrent liabilities	73,374	81,953
Total liabilities	898,079	882,867

Total equity	129,218	139,202
Total liabilities and equity	$1,027,297	$1,022,069

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PGI Reports 2Q 2013 Results

POLYMER GROUP, INC.
Selected Financial Data
(In Thousands)

Unaudited

	Three Months Ended June 29, 2013	Three Months Ended March 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 29, 2013	Six Months Ended June 30, 2012
Selected Financial Data
Depreciation and amortization	$16,667	$15,545	$15,840	$32,212	$31,008
Amortization of loan acquisition costs	607	607	685	1,214	1,370
Capital expenditures	12,183	14,317	16,318	26,500	29,630
U.S. manufacturing line operating lease expense	2,067	2,067	2,067	4,134	4,134
Non-cash compensation	2,701	236	215	2,937	419

Special charges, net
Restructuring and plant realignment costs	$1,473	$1,646	$8,311	$3,119	$10,058
Blackstone acquisition costs	—	—	89	—	450
Colombia flood	—	—	—	—	57
Other	277	158	353	435	607
Total	$1,750	$1,804	$8,753	$3,554	$11,172

Adjusted EBITDA	Three Months Ended June 29, 2013	Three Months Ended March 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 29, 2013	Six Months Ended June 30, 2012
The following table reconciles Adjusted EBITDA from the most comparable GAAP measure:
Net income (loss)	$(7,906)	$(6,227)	$(12,094)	$(14,133)	$(12,359)
Interest expense	12,323	12,084	12,738	24,407	25,587
Income and franchise tax	3,128	2,121	(1,005)	5,249	3,488
Depreciation and amortization	16,667	15,545	15,840	32,212	31,008
Purchase accounting adjustments	—	—	254	—	516
Non-cash compensation	2,701	236	215	2,937	419
Special charges, net	1,750	1,804	8,753	3,554	11,172
Foreign currency and other, net	1,914	1,840	3,001	3,754	2,578
Severance and relocation expenses	2,997	245	410	3,242	1,177
Unusual or non-recurring charges, net	192	100	—	292	106
Business optimization expenses	75	50	286	125	706
Management, monitoring and advisory fees	870	1,155	750	2,025	1,500
Adjusted EBITDA	$34,711	$28,953	$29,148	$63,664	$65,898

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